                                                                    Exhibit 10.5
                         EXECUTIVE EMPLOYMENT AGREEMENT

     EXECUTIVE EMPLOYMENT AGREEMENT,  dated as of May 14, 2002 (the "Agreement")
by and between Medix Resources,  Inc., a Colorado corporation with its principal offices located at Suite 1830, 420 Lexington  Avenue,  New York, New York, ("the
Company") and Louis E. Hyman (the "Executive").

     WHEREAS, the Executive is currently serving as the Executive Vice President and Chief Technology  Officer and the Company desires to induce the Executive to continue to serve in such  capacity  effective May 14, 2002 and the Executive is willing  to  continue  to serve in such  capacity,  on the terms and  conditions herein set forth;

     NOW THEREFORE,  in consideration of the mutual covenants herein  contained, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. Employment.  The Company agrees to continue to employ the Executive, and the Executive  agrees to serve the Company as its Executive  Vice  President and
Chief  Technology  Officer upon the terms and conditions  set forth herein.  The
Executive  hereby  represents and warrants that he has legal capacity to execute and perform this Agreement, that it is a valid and binding Agreement enforceable against him according to its terms,  and that its execution and  performance  by him do not violate the terms of any existing agreement or understanding to which the Executive is a party.

     2. Position and Responsibilities.  During the Term, the Executive agrees to serve as Executive Vice  President and CTO,  reporting to the President and CEO.
The Executive  shall be  responsible  for  technology  executive  leadership and management  and shall  have  full  authority  and  responsibility  with  respect thereto,  including the matters set forth in the Job Description attached hereto as  Exhibit  A,  subject  to  the  supervision,  restrictions,  limitations  and guidelines  set forth by the  President  and CEO and the Board of  Directors  in
resolutions adopted in the minutes of the Board of Directors meetings, copies of which shall be provided to the Executive.

     3. Term of Employment.  The term of the Executive's  employment  under this
Agreement  shall  commence on May 14, 2002  ("Effective  Date") and,  subject to earlier termination provisions pursuant to Section 7, shall continue for one (1)
year from the Effective Date. This Agreement shall  automatically  renew for one or more  additional  one (1) year  periods  unless the Company or the  Executive delivers to the other party,  a written  notice of  intention  not to renew in a form and  manner  prescribed  herein,  at least  ninety  (90) days  prior to the expiration of this Agreement.  It is acknowledged and agreed by the parties that failure to renew the Executive's contract shall not be deemed to be "Termination
Without Cause" hereunder.  The "Term" as used herein shall mean the term of this
Agreement and any renewal term thereof.

     4. Duties.  During the Term,  except for illness,  incapacity or reasonable vacation  periods  of no more than 4 weeks in any  calendar  year (or such other periods  as shall be  consistent  with the  Company's  policies  for  other  key executives), the Executive shall devote his full attention, best efforts and all of his business  time and skill  exclusively  to the business and affairs of the
Company,  and its affiliated  Companies and shall perform and discharge well and faithfully  the duties which may be assigned to him from time to time, and which are  consistent  with his position and status,  as such business and affairs now exist and as they may be hereinafter changed. With approval of the President and
CEO of the  Company,  however,  the  Executive  may  serve,  on other  boards of
directors   of,  or  hold  any  other  offices  or  positions  in  companies  or organizations which, in such Board's judgment,  will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially  affect the  performance  of Executive's  duties  pursuant to this
Agreement;  and further  provided  that the outside  business is not a "Business
Opportunity" of the Company,  as defined herein.  A Business  Opportunity of the
Company shall be a product, service,  investment,  venture or other opportunity, which is either:

     (a)  Directly  related to or within the scope of the  existing  business of the Company; or

     (b)  Within the logical scope of the business of the Company, as such scope may  be  expanded  or  altered  from  time-to-time  by  the  Board  of
          Directors.

The terms  "affiliate" or  "affiliated  Company" as used herein mean any company directly or indirectly  controlling,  controlled by or under common control with the other company. A presumption of control shall exist for any person owning or controlling 10% or more of the outstanding  voting securities of a company,  and any officer, director or general partner of a company.

     5. Compensation.

     (a) Base Salary. The Company shall pay to the Executive as compensation for his  services,  the base salary of $225,000 per annum ("Base  Salary") as of the
Effective  Date of the  Agreement.  The Base  Salary may be  increased,  but not decreased,  from  time-to-time  by the  Company.  Base  Salary  shall be payable bi-weekly in accordance with the Company's normal payroll procedures.

     (b) Bonus Plan.  In addition to the Base Salary,  Executive may be eligible to earn a performance-based  bonus in a bonus plan set forth and attached hereto as Exhibit B, the terms and  provisions  of which  have been  authorized  by the
President and CEO and the Board of Directors. Executive shall not be entitled to receive  the Bonus for any  calendar  year if he resigns  from the Company or is terminated by the Company for cause at any time during such calendar  year.  The
Company will  endeavor to pay all eligible  bonus  amounts after the fiscal year close but before the end of calendar first quarter.

            (c)  Option Award.  As determined by the Board of Directors and the
President & CEO, Executive is eligible to receive grants of options to purchase common stock of the Company under the Company's 1999 Stock Option Plan. In 2002,
Executive will receive a grant of options to purchase up to 125,000 shares of the common stock of the Company under the Company's 1999 Stock Option Plan, at an exercise price of $.70 subject to the terms and conditions of the Stock Option
Plan.  Such options are intended to be classified as incentive stock options for tax purposes, and shall vest and expire and be subject to such other terms as provided on Exhibit C attached hereto.  The terms of the stock option grant are set forth in a Stock Option Agreement in the form used pursuant to such Plan and attached to this Agreement.

     (d) Medical  Coverage and Other  Employee  Benefits.  Except as modified by this  Agreement,  the Executive  will be eligible to  participate in such of the
Company's  employee  benefits  programs  as are  generally  available  to senior executives of the Company,  now or hereafter  established  and maintained by the
Company,  to the extent  permissible  under the general terms and  provisions of such plans or programs, and in accordance with the provisions thereof, including health  insurance with limited Company  payments,  long-term  disability  plans, limited sick time accrual plans,  401(k) Plan participation  when eligible,  and term life  insurance at Executive's  expense,  on the same basis as other senior executives of the Company.  Where applicable,  the Executive shall be designated as a "key" employee.

     (e) Vacation Time.  The Executive  shall be entitled to four (4) weeks paid vacation per calendar  year.  Such vacation may not be taken in any greater than two (2) consecutive week  increments.  Vacation not used by the Executive during the calendar  year shall be  forfeited.  Compensation  for unused  vacation time shall be paid to the Executive on the Date of Termination, as defined herein.

     6.  Business  Expense  Reimbursement.   The  Company  shall  reimburse  the
Executive for all reasonable and necessary expenses incurred by the Executive in connection with the  performance of his duties under this  Agreement,  including entertainment, travel and lodging costs, subject to the Executive's presentation of an appropriate  itemized  accounting of such expenses on a monthly basis,  in such form as is required by the Company's accounting policies.

     7. Effect of Termination of Employment.

     (a) Without Cause  Termination by the Company.  After the completion of the initial year of employment  hereunder,  the Company may terminate the employment of the Executive without cause upon sixty (60) days written notice. In the event that the Executive's  employment  terminates due to a Without Cause Termination, earned  but  unpaid  Base  Salary  and Bonus as of the Date of  Termination  (as
defined in Section  15(b) the  "Accrued  Obligations"  shall be payable in full.
Subject to: (1) the Executive's continuing compliance with his obligations under the  provisions  of  Section  9 below;  and (2) the  Executive's  execution  and delivery  to the  Company  of a  Separation  Agreement  which  shall  include an irrevocable  general release of all claims, in a form acceptable to the Company, the Company shall additionally:

          (i)  continue to pay the Executive's Base Salary,  as in effect at the
               Date of Termination, for a period of six (6) months following the
               Date of Termination, and

          (ii) pay to the  Executive  a  pro-rata  share of any  eligible  bonus amounts in the event of a termination during the calendar year in which the bonus is earned.

With respect to the payments  provided for in this Section  7(a),  the Executive shall be entitled,  to the extent permitted by law, as determined by the Company in good faith, to participate in any compensation deferral plans or arrangements then provided by the Company to senior executives.

     (b)  Disability.  In the event of the Executive's  Disability,  the Company may, by giving a Notice of Disability as provided in Section  15(b),  remove the
Executive  from active  employment and in that event shall provide the Executive for six (6) months with the same  payments  and  benefits  as those  provided in
Section  7(a),  except  Base  Salary  payments  shall be offset  by any  amounts otherwise  payable  to the  Executive  under the  Company's  disability  program generally available to other employees.

     (c) Death.  In the event of the  Executive's  death during the Term of this
Agreement,  this Agreement shall terminate immediately.  Upon Executive's death, the  Company  shall  pay in a lump  sum,  within  forty-five  (45)  days  of the
Executive's  death, to such person as the Executive shall have designated to the
Company  as his  beneficiary,  or,  if no  such  person  is  designated,  to the
Executive's estate, an amount equal to the Accrued Obligations as of the date of death,  the value on the Company's books of any accrued but unused vacation time and accrued and unused sick time, and all unpaid expense  reimbursements  at the time of  Executive's  death.  No  other  payments  shall be  made,  or  benefits provided,  by the  Company to the  Executive's  beneficiary  or the  Executive's estate.

     (d) Termination by the Executive. The Executive, with or without cause, may terminate this Agreement upon sixty, (60) days' written notice to the Company in accordance with Section 15 herein. The Executive shall be required to render the services  required  under this  Agreement  during  such  60-day  period,  unless otherwise  directed  by the  President  and  CEO.  In the  event  the  Executive terminates  employment under this Section 7(c), Executive shall only be entitled to  Accrued  Obligations  as of the  Termination  Date,  and the  Company  shall thereupon  have no further  obligations to the Executive  under this  Agreement, except as may be required by operation of law.

     (e)  Termination  for Cause.  At anytime during the Term of this Agreement, the Executive may be terminated for cause, as defined herein. In such event, the
Company,  without liability,  may terminate the Executive's employment hereunder for cause upon ten (10) days'  advance  written  notice,  including  the reasons therefore.  If the Executive  desires to contest the  determination to terminate his  employment  for  cause,  he may  request,  in writing  and within  five (5)
business days of the written notice to him of his termination, that a meeting of the  President  and CEO and Chairman of the Board of Directors be called to hear his views on the matter.  Such meeting  shall take place within thirty (30) days of such written notice.  During such period, unless otherwise agreed between the parties,  Executive  shall be on paid leave.  The named parties shall make their decision  at the  meeting  and  if it is in  the  Executive's  favor,  he  shall immediately  resume his duties.  If it is not in his favor, his employment shall immediately  terminate and thereafter,  the Company's obligation hereunder shall
cease  and  terminate.   In  the  event  the  Executive's  employment  hereunder
terminates due to a Termination  for Cause,  the Company shall pay the Executive his Accrued  Obligations  only through the Effective  Date of Termination at the rate in effect at the time the notice of termination is given,  plus accrued but unpaid  vacation,  and vested stock  options may be  exercised  according to the terms and  limitations of the Plan. The Company  thereupon shall have no further obligations to the Executive, except as may be required by operation of law.

     (f) Definitions.  For purposes of this Agreement,  the following terms have the following meanings:

     (i)  "Termination  for Cause"  means,  to the maximum  extent  permitted by applicable  law, a  termination  of the  Executive's  employment  by the Company because the Executive  has (A) been  convicted of, or has entered a plea of nolo contendere  with  respect  to a  felony,  or any  misdemeanor  evidencing  moral turpitude, deceit, dishonesty or fraud; (B) engaged in conduct which constitutes a willful and continued  failure to perform his duties hereunder after notice to the  Executive and  reasonable  opportunity  to correct the same;  (C) willfully engaged in any misconduct which has the effect of being injurious to the Company or any of its affiliates;  or (D) materially  fails to perform or meet objective standards  set by the Board of  Directors  and agreed upon by the  Executive  in advance; or (E) violated the representations  made in Section 1 above, or any of the provisions of Sections 9 or 10 below. Notwithstanding anything herein to the
contrary,   the  Company  may  without  liability,   terminate  the  Executive's
employment   hereunder  for  cause  upon  ten  (10)  days  written  notice,  and thereafter, the Company's obligations hereunder shall cease and terminate.

     (ii) "Without Cause  Termination"  means a termination  of the  Executive's employment by the Company other than due to Disability or expiration of the Term and other than a Termination for Cause.

     (iii) "Disability" for purposes of this Agreement means the Executive shall be disabled so as to be unable to perform for 90  consecutive  working  days, or
120  working  days in the  aggregate  in any  365-day  period,  with or  without reasonable accommodation,  the essential functions of his then existing position or  positions  under  this  Agreement,  as  determined  by the  person or entity responsible for making  determinations  under the Company's long-term disability plan or, if any such  person  or entity is not able for any  reason to make this determination, by another independent person or entity experienced in this field selected by the Company and acceptable to the Executive or his representative.

     Nothing  contained  in this  Section  7 shall be  deemed to limit any other right the Company may have to  terminate  the  Executive's  employment  upon any ground permitted by applicable law.

     8. Triggering Event Lump Sum  Compensation.  In the event of the occurrence of a  "Triggering  Event,"  which  shall be  defined  to  include  (i) change in ownership of 50% or more of the outstanding  shares of the Company,  or (ii) the merger, consolidation, reorganization or liquidation of the Company that results in a change in ownership  of 50% or more of the direct or indirect  ownership of the Company before the merger, consolidation, reorganization or liquidation, the
Executive shall receive a lump sum  compensation  equal to his annual salary and incentive or bonus  payments,  if any, as would have been paid to the  Executive during the  Company's  then-current  fiscal year (as if the  Executive  had been employed for the full fiscal year),  within  thirty (30) days of the  Triggering
Event. All of Executive's  granted but unvested  options shall  immediately vest upon the occurrence of a Triggering  Event, and all of the shares underlying all the  options  held by him shall be  registered  on a Form S-8 (or any  successor form) in a timely manner (no more than 45 days after such Triggering  Event), to
be  sold  to  his  by  the  Company  or  its  successor  as   unrestricted   and
freely-tradeable  shares.  If the Company has been acquired by another  publicly traded  company,  the  Company  shall  cause the  acquiring  company to agree to exchange its options to acquire such company's  shares for the Company  options, and to cause such  shares to be  registered  with the  Securities  and  Exchange
Commission  for  sale  in  the  public  securities  markets  by  the  Executive.
Alternatively,  if the  Company  has been  acquired  by a private  company,  the
Company  shall cause such company to offer to purchase the  Executive's  options upon the same terms as are offered to the Company's  shareholders  in connection with such company's  acquisition of control of the Company.  If the total amount of the change of control compensation were to exceed three times the Executive's base salary (the average  annual taxable  compensation  of the Executive for the five  years  preceding  the year in which the  change of  control  occurs),  the
Company and the  Executive may agree to reduce the lump sum  compensation  to be received by Executive in order to avoid the  imposition of the golden  parachute tax provided for in the Tax Reform Act of 1984, as amended by the Tax Reform Act of 1986.

     9. Obligations of Executive During and After Employment.

     (a) Confidential Information. Executive acknowledges that, by reason of his duties,  he will produce,  be given,  or may have access to, and become informed of,  confidential or proprietary  information  which the Company possesses or to which the  Company  has  rights,  which  relates  to the  Company,  which is not generally known to the public or in the trade, and which is a competitive  asset of the  Company,  or  information  which  constitutes  a "trade  secret"  of the
Company,  ("Confidential  Information"),  including without limitation,  (i) the
Company's planning data, marketing strategies,  business plans, expansion plans,
products,    business   opportunity   records,    notebooks,   data,   formulas,
specifications, trade secrets, customer lists, account lists, know-how, research and  development  programs,  sales  methods,  inventions  processes,  and  other confidential technical or business information; (ii) non-public terms of any new products and strategies of the Company; (iii) non-public information relating to the  Company's  personnel  matters;  (iv) the  Company's  financial  results and information about their business condition; (v) non-public terms of any material contract of the Company;  (vi) the  Company's  proprietary  software and related documents;  (vii) the Company's client and prospect lists and contact persons at
such  clients  and  prospects;   and  (viii)  non-public  material   information
concerning the Company's customers or their operations,  condition (financial or
otherwise)  or  plans.   "Confidential   Information"   shall  not  include  any
information:  (A) generally known to the public except as a result of disclosure
by  Executive;   (B)   disclosed  by  the  Company   without  an  obligation  of
confidentiality on the part of the recipient; or (C) required to be disclosed by law, rule,  regulation or order without an obligation of  confidentiality on the part of the  recipient,  provided  that prior to making any  disclosure under this clause (C),  Executive  shall provide the Company with notice and the opportunity to contest such disclosure.

Executive  acknowledges that his employment creates a relationship of confidence and  trust  between  himself  and  the  Company  with  respect  to  Confidential
Information,  and that Confidential Information,  whether compiled or created by him or by the  Company,  is and shall  remain the sole  property of the Company.
Executive will faithfully keep Confidential Information in strict confidence and shall not, either directly or indirectly,  at any time, while an employee of the
Company  or  thereafter,  make  known,  divulge,  copy,  reveal,  furnish,  make available,  or use (except  for use in the regular  course of his duties for the
Company) any Confidential  Information  without the written consent of the Board of Directors of the Company.  Executive  further  acknowledges that all records, files,  business  plans,  documents,  equipment and the like, or copies thereof, including copies on Company computers,  relating to Company's  business,  or the business of an affiliated  Company,  which Executive  shall prepare,  or use, or come into contact with, shall remain the sole property of the Company,  or of an affiliated  Company,  and  shall  not  be  removed  from  the  Company's  or the affiliated  Company's  premises  without  the  written  consent  of the Board of
Directors,  and shall be promptly  returned to the Company upon  termination  of employment with the Company and its affiliated Company. All equipment,  software and other  materials  provided to the  Executive  by the Company will remain the property of the Company,  and must be made available to the Company at all times for servicing,  security  checks,  or any other purpose and the Executive hereby agrees  to  turn  such  items  over to the  Company  immediately  upon  request.
Executive understands and acknowledges that his obligations under this Section 9 will survive  termination  of his  employment,  and will  continue  indefinitely unless and until any such Confidential  Information has become, in the Company's reasonable judgment, stale, or, through no fault of Executive's, generally known to the public or until the  Executive  is  required by  operation  of law (after
providing  the  Company  with  notice  and  an   opportunity   to  contest  such
requirement) to make such disclosure.

The Executive's  obligations under this Section 9 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality  which the
Executive may have to the Company  under general or specific  legal or equitable principles.

     (b) Return Of All  Property  And  Documents.  Upon the  termination  of his employment for any reason or no reason,  the Executive  immediately shall return to the Company all of its property,  including without limitation, all documents
(including  copies) and  information,  however  maintained  (including  computer files, computers,  equipment, tapes, and recordings),  concerning the Company or acquired by the Executive in the course and scope of his  employment  (excluding only  those  documents  relating  solely  to  the  Executive's  own  salary  and benefits).

     (c)  Non-Interference.  Throughout  the Term and  continuing for the twelve
(12)  month  period  immediately  following  the  expiration  of the  Term,  and notwithstanding  the Agreement's  earlier termination except if such termination is  pursuant  to Section  7(a),  the  Executive  shall not:  (i) hire or employ, directly or indirectly,  through any enterprise with which he is associated, any employee  of the  Company;  or (ii)  recruit,  solicit  or induce (or in any way assist another  person or enterprise in recruiting,  soliciting or inducing) any such employee, or any consultant, vendor or supplier of the Company to terminate or reduce such person's  employment,  consulting or other business  relationship with the Company.

     (d)  Non-Solicitation.  Throughout  the Term and  continuing for the twelve
(12)  month  period  immediately  following  the  expiration  of the  Term,  and notwithstanding  the Agreement's  earlier termination except if such termination is pursuant to Section 7(a), the Executive shall not, directly or indirectly, in any capacity:  (i) solicit the business or patronage of any Customer,  as herein defined, for any other person or entity, (ii) divert,  entice, or otherwise take away from the Company the business or patronage of any  Customer,  or attempt to do so, or (iii)  solicit  or induce  any  Customer  to  terminate  or reduce its relationship with the Company.

     (e) Non-Competition.  The Executive  acknowledges that, as of the execution of this  Agreement,  (i) the Company is engaged in the  business  of  healthcare
connectivity  (the  "Business");   (ii)  the  Company's  Business  is  conducted
currently  throughout the United States, and may be expanded to other locations;
(iii) his employment  with the Company has given him access to trade secrets and
Confidential  Information  concerning  the Company;  and (iv) the agreements and covenants  contained in this Agreement are essential to protect the Business and goodwill of the Company.  Accordingly,  the  Executive  covenants  and agrees as follows:

          (i)  Throughout  the Term and  continuing  for a period of twelve (12)
     months after  termination  of the  Executive's  employment,  except if such termination is pursuant to Section 7(a),  the Executive  shall not directly or indirectly,  render services to, act as an officer,  director,  partner, consultant or employee of, or otherwise assist any Competitor. "Competitor"
     as  used  herein  means  any  person,  firm  or  organization  (or  parent, subsidiary or affiliate  thereof)  engaged in or about to become engaged in research on, or the production  and/or provision of any Relevant  Services, regarding  which the Executive  has obtained  Confidential  Information  by virtue of his  employment  with the  Company  or with  respect to which the
     Executive  can exert a  competitive  influence by virtue of the special and unique services he has provided the Company.

          (ii)  Throughout  the Term and  continuing for a period of twelve (12)
     months after termination, except if such termination is pursuant to Section
     7(a),  the  Executive  shall not  engage in any other  business  activities directly or  indirectly,  which are or may be  competitive  with,  or which might place the  Executive in a competing  position to, that of the Company or any affiliated Company;

          (iii)  Throughout  the Term and continuing for a period of twelve (12)
     months after termination, except if such termination is pursuant to Section
     7(a), the Executive shall not, directly or indirectly, in any capacity: (A)
     provide or assist with the  provision  of Relevant  Services,  except as an employee of the Company;  or (B) be employed by or affiliated or associated in a  business  capacity  with any  person  or entity  in the  business  of providing Relevant Services other than the Company;

          (iv) If the Executive should be unable to obtain employment consistent with his training and education  solely  because of the  provisions of this
     Section,  such  provisions  shall be binding upon the Executive for only so long as the  Company  shall make  payments  to the  Executive  equal to his monthly Base Salary at termination  (including  payment of health insurance premiums,  if any, provided by the Company on behalf of the Executive as of the date of Termination,  but exclusive of any additional  compensation and all other employee  benefits) for each month in which the Executive  shall:
     (i) be unable to obtain  employment  solely  because of this Section;  (ii)
     provide the Company with a written  affidavit  declaring under oath that he is not in any way  assisting a Competitor  and that he has  conscientiously sought employment, but has been unable to obtain employment because of this
     Section  and  describing  in detail his efforts to obtain  employment;  and
     (iii)  provide the Company  with any further  information  requested by the
     Company to clarify,  substantiate,  or expand upon the  statements  made in such  affidavit.  The  Company's  obligation  to make or  continue  monthly payments  hereunder  shall  terminate  either by the  Company's  giving the
     Executive a written release from his obligations under this Section or upon the Executive's obtaining employment consistent with the provisions of this
     Section,  whichever  occurs sooner.  Executive  shall promptly give written notice of such employment to the Company within five (5) days of acceptance of such employment.  The Company's  obligation to make the monthly payments hereunder  shall in no event continue more than six (6) months  immediately following  termination of the Executive's  employment with the Company, and in no event shall the Company be liable under this Agreement for any action relating  thereto for any amount greater than the aggregate of such monthly payments.  Payments due hereunder, if any, shall be made in accordance with the Company's regular procedures.

          (v) Executive  agrees that he will provide a copy of this Agreement to any  prospective  employer  with  whom he is  contemplating  discussing  or interviewing  for possible  employment  during the time period during which this Section is effective.

     (f) Certain Definitions. For purposes of this Agreement:

          (i) "Relevant  Services" shall mean (a) directly  related to or within the scope of the  existing  business of the Company [as an internet  based, healthcare software company] or (b) any other product or service within the logical  scope of the business of the Company as such scope may be expanded or altered by the Board of Directors and (c) any other services or products provided  by the Company  from time to time  which,  at any time during the twelve (12) months preceding the termination of the Executive's employment.

          (ii)  "Customer"  means any person or entity to the  extent  that such person or entity (A) is receiving Relevant Services from the Company on the date of termination of the  Executive's  employment  with the Company,  (B)
     received  such  services for  compensation  at any time during the one-year period  immediately  preceding the date of termination  of the  Executive's employment  with the Company or (C) at any time during the one-year  period immediately preceding the date of termination of the Executive's employment with the Company was solicited by the Executive, directly or indirectly, in whole or in part, on behalf of the Company to provide Relevant Services.

     (g) Litigation and Regulatory Cooperation. During and after the Executive's employment,  notwithstanding  the  cause of  termination,  the  Executive  shall cooperate  fully with the Company in the defense or prosecution of any claims or actions  now in  existence  or which may be brought in the future  against or on behalf of the Company  which  relate to events or  occurrences  that  transpired
while  the  Executive  was  employed  by  the  Company.   The  Executive's  full
cooperation in connection with such claims or actions shall include,  but not be limited to,  being  available  to meet with  counsel to prepare  for  discovery, trial, arbitration,  mediation, or other alternative dispute resolution,  and to act as a witness on behalf of the Company at mutually  convenient times.  During and after the Executive's  employment,  the Executive shall also cooperate fully with the Company in connection with any  investigation or review of any federal, state or local regulatory  authority  provided that such investigation or review relates  to events or  occurrences  which  transpired  while the  Executive  was employed by the Company.  The Company  shall  reimburse  the  Executive  for any reasonable  out-of-pocket  expenses  incurred in connection with the Executive's performance of obligations pursuant to this Section 9(g).

     (h)  Nondisparagement.   During  and  after  the  Executive's   employment,
notwithstanding  the  cause of  termination,  Executive  agrees  not to take any action or make any statement, written or oral, to any current or former employee of the  Company or to any other  person  which  disparages  the  Company,  their management,  directors or  shareholders,  as applicable,  or their  practices or which  disrupts  or  impairs  their  normal  operations,  including  actions  or statements  (i) that would harm the  reputation of the Company,  as  applicable, with their  clients,  suppliers,  employees  or the  public,  or (ii) that would interfere with existing or prospective  contractual or employment  relationships with clients, suppliers or individuals.

     (i)  Remedies.  The  Company's  obligation  to make payments or provide any benefits under this  Agreement  (except to the extent  previously  vested) shall cease upon any violation of the  provisions  of this Section 9. In addition,  in the event of a violation by the  Executive of the  provisions of this Section 9, the  Company  shall be  entitled,  if it  shall so  elect,  to  institute  legal proceedings  to obtain  damages for any such breach,  or to enforce the specific performance  by the Executive of this Section 9 and to enjoin the Executive from any  further  violation,  and may  exercise  such  remedies  cumulatively  or in conjunction  with such other  remedies as may be available to the Company at law or in equity.  Executive agrees that irreparable harm should be if any provision of this Section 9 is breached in any way. The Executive  agrees that it would be difficult  to measure  any damages to the  Company  which might  result from any breach by the Executive of the promises set forth in this Section 9, and that in any event  money  damages  would be an  inadequate  remedy for any such  breach.
Executive  agrees that  faithful  adherence  to the terms of this  Section is an essential condition of employment with the Company.  Accordingly,  the Executive agrees that if the  Executive  breaches  any  provision of this  Agreement,  the
Company shall be entitled,  in addition to all other  remedies that it may have, to an  injunction  or other  appropriate  equitable  relief to restrain any such breach, without the requirement of posting any bond in connection with obtaining temporary or injunctive relief, and without showing or proving any actual damage to the Company.  Nothing  herein shall be construed as  prohibiting  the Company from  pursuing  any other  remedy  available  to the  Company for such breach or threatened breach, including but not limited to, the recovery of damages against the Executive.

     (j)  Survival;   Authorization  to  Modify   Restrictions.   The  Executive
acknowledges and agrees that the covenants of the Executive and the restrictions contained in this Section 9 are  intended to protect the  Company's  interest in its Confidential  Information and its commercial relationships and goodwill with its  customers,  prospective  customers,  vendors,  suppliers,  consultants  and employees.  The Executive further  acknowledges and agrees that the covenants of the Executive,  and the restrictions  contained in this Section 9, shall survive termination of this Agreement and any termination of the Executive's employment, for the  periods  stated  herein  and shall  continue  in full  force and effect regardless  of any  change in the  Executive's  title,  duties,  responsibility, compensation or benefits while he remains employed by the Company.

     The Executive represents that he has read and understands the provisions of this  Agreement,  including  this Section 9 that he has had the  opportunity  to consult with counsel  concerning  such  provisions,  and that he understands the effect  of such  provisions  on his  ability  to earn  his  livelihood  upon any termination of his employment with the Company. The Executive  acknowledges that it would cause the Company serious and irreparable  injury and cost if Executive were to use his  ability and  knowledge  in  competition  with the Company or to otherwise breach the obligations contained in this Section 9 and, in view of the nature  and level of his  responsibilities  and the  level of his  compensation, agrees that the provisions of this Section 9 are reasonable.  Accordingly, it is the  intention  of the parties  that the  provisions  of this Section 9 shall be enforceable to the fullest extent  permissible under applicable law, but that if any  portion or  provision  of this  Agreement  shall to any extent be  declared illegal or  unenforceable  by a court of  competent  jurisdiction,  then (A) the court may amend such  portion or  provision so as to comply with law in a manner consistent  with the  intention  of this  Agreement,  (B) the  remainder of this
Agreement,  or the  application  of such  illegal  or  unenforceable  portion or provision  in  circumstances  other  than  those as to  which it is so  declared illegal or unenforceable,  shall not be affected thereby and (C) each portion or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (k)  Jurisdiction  and  Venue.  The  parties  agree  that any action by the
Company to enforce the covenants and restrictions contained in this Section 9 or any  action  by either  party to  obtain a  judgment  on an  arbitrator's  award referred  to in  Section 11 may be  instituted  and  maintained  in the state or federal courts in New York,  New York.  Subject to the first sentence of Section
11 hereof,  the parties hereby  irrevocably  submit to the  jurisdiction  of the state and federal courts in New York, New York in any suit, action or proceeding arising under, or relating to, this Agreement and hereby  irrevocably  waive any objections  to the  venue of any of such  courts  in any such  suit,  action  or proceeding,  including  any  claim  that  any  other  court  constitutes  a more appropriate or convenient forum.

     10. Proprietary Developments.

     (a) The Executive  acknowledges that he has been an employee and officer of the Company and its  predecessor  during the  development  of the  software  and
Intellectual  Property,  as defined herein,  currently owned by the Company, and the Executive makes no claim to any right,  title or interest  (including patent rights, copyrights,  trade secret rights, trademark rights, sui generic database rights,  and all other  intellectual  property rights of any sort throughout the world),  made or  conceived  or reduced  to  practice,  in whole or in part,  by
Executive during such employment by the Company and its predecessors that relate
to  such  Intellectual   Property.  Any  and  all  inventions  (whether  or  not
patentable), products, discoveries,  improvements,  processes, methods, computer software programs, models,  techniques,  formulae, trade secrets, service marks, patent rights, copyrights,  sui generis database rights, designs,  designations, know-how, ideas, trademarks and works of authorship  (collectively,  hereinafter referred  to as  "Intellectual  Property"),  made,  developed  or created by the
Executive (alone or in conjunction with others,  during regular hours of work or
otherwise)   during  the   Executive's   employment   by  the  Company  and  its
predecessors,  which may be  directly  or  indirectly  useful  in, or relate to, business  conducted  or to be conducted  by the Company  shall be the  Company's exclusive  property  and will be  promptly  disclosed  by the  Executive  to the
Company.  To the fullest  extent  permitted by law, such  Intellectual  Property shall be deemed works made for hire.

     (b) Executive hereby transfers and assigns to the Company or its designated affiliate any right,  title or interest  which  Executive may have or acquire in any such  Intellectual  Property  (including  patent rights,  copyrights,  trade secret rights,  trademark  rights,  sui generis database  rights,  and all other intellectual  property  rights of any sort throughout the world) relating to any
and  all  inventions   (whether  or  not   patentable),   works  of  authorship,
designations,  designs,  know-how,  ideas and  information  made or conceived or reduced to practice, in whole or in part, by Executive, (i) during the Term that relate to the subject  matter of, or arise out of, his  services to the Company,
(ii) are referred to in clause (a) above,  or (iii)  constitute any  Proprietary
Information  (as defined  below)  (collectively,  "Inventions").  Executive will promptly  disclose and provide all Inventions to Company.  Executive  waives any license or other  special  right  which  Executive  may have or accrue  therein.
Executive  agrees to execute any  documents  and to take any actions that may be required,  as  reasonably  determined by the  Company's  counsel,  to effect and confirm such  transfer,  assignment and waiver.  Executive  shall further assist
Company,  at its request and expense,  to further  evidence,  record and perfect such assignments and to perfect, obtain, maintain, enforce and defend any rights assigned.  Executive hereby  irrevocably  designates and appoints the Company as its agent and  attorney-in-fact  to act for and in Executive's behalf to execute and file any documents and to do all other  lawfully  permitted  acts to further the foregoing with the same legal force and effect as if executed by Consultant.
The Executive shall, upon the Company's request, execute any documents necessary or advisable in the opinion of the  Company's  counsel to direct the issuance of patents,  trademarks or copyrights  to the Company or its  designated  affiliate with respect to such Intellectual  Property as are to be the Company's exclusive property under this Section 10 or to vest in the Company or such affiliate title to such Intellectual Property, the expense of securing any patent,  trademark or copyright,  however, to be borne by the Company or such affiliate. The Executive will  keep  confidential  and will  hold for sole  benefit  of the  Company  any
Intellectual Property which is to be their exclusive property under this Section
10 for which no patent, trademark or copyright is issued.

     (c) Executive agrees that all Inventions and all other business,  customer, marketing,  technical and financial information (including,  without limitation, the  identity  of  and  information  relating  to  the  Company's  customers  or employees)  that  Executive  developed,  learned  or  obtained  for or about the
Company and its  predecessors,  or that  Executive  develops,  learns or obtains during the Term that relate to the Company or the  business or that are received by or for the  Company  in  confidence,  constitute  "Proprietary  Information,"
provided  that  Proprietary  Information  shall not include  information  in the public domain  through no fault of Executive.  Executive will hold in confidence and not disclose  or,  except in  performing  the  services  hereunder,  use any
Proprietary  Information.  Upon termination of this Agreement,  and as otherwise requested by Company,  Executive  will promptly  return to Company all items and copies containing or embodying  Proprietary  Information,  except that Executive may keep personal copies of his compensation records and this Agreement.

     (d) As additional protection for Proprietary Information,  Executive agrees that during the Term and for one year  thereafter,  Executive will not encourage or solicit  any  employee  or  consultant  of Company to leave  Company  for any reason. As further protection, Executive will not engage in any activity that is in any way competitive with the business of the Company,  and Executive will not assist any other person or  organization in competing or in preparing to compete with any business of Company.

     (e) The Executive  agrees that non-public  terms of  Intellectual  Property shall constitute Confidential Information within the meaning of Section 9.

     (f) The  foregoing  provisions of this Section 10 shall be binding upon the
Executive's heirs and legal representatives.  The agreements of the Executive in
this  Section  shall  be   enforceable  by  injunction  and  shall  survive  the
termination of this Agreement

     11. Resolution of Disputes.  Except as otherwise provided in Section 9, any dispute or controversy  arising under or in connection with this Agreement shall be  settled  exclusively  by  arbitration  in  New  York,  New  York,  by  three arbitrators in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrators'  award in any court having jurisdiction.

     12. Full Settlement.  The Company's obligation to make any payment provided for in this Agreement and otherwise to perform its  obligations  hereunder shall be in lieu of all other  severance  payments  to the  Executive  under any other severance plan, arrangement or agreement of the Company and its affiliates,  and in  full  settlement  of any and all  claims  or  rights  of the  Executive  for severance,  separation and/or salary  continuation  payments  resulting from the termination of his employment.

     13.  Withholding  Taxes.  The Company shall withhold from any payments made under  this  Agreement  all  federal,  state,  city or  other  taxes as shall be required pursuant to any law or governmental regulation or ruling.

     14.  Consolidation,  Merger,  or Sale of Assets.  Nothing in this Agreement shall  preclude  the Company  from  consolidating  or merging  into or with,  or transferring all or substantially  all of its assets to, another  corporation or entity which assumes this Agreement and all obligations and  undertakings of the
Company hereunder.  Upon such a consolidation,  merger or transfer of assets and assumption,  the term "Company" as used herein shall mean such other corporation or entity, and this Agreement shall continue in full force and effect.

     15. Notices.

     (a)  General.  All  notices,  requests,  demands  and other  communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly  given when  delivered  or 5 days after  being  deposited  in the
United States mail,  certified and return receipt  requested,  postage  prepaid, addressed as follows:

            (i)  To the Company:     John R. Prufeta, President & CEO
                                     Medix Resources, Inc.
                                     The Graybar Building, Suite 1830
                                     420 Lexington Avenue
                                     New York, New York 10170

                                     Copy to:

                                     L. B. Stewart
                                     P. A. Minicucci

             (ii)  To the Executive: Louis E. Hyman
                                     301 East 69th Street, Apt. 3L
                                     New York , New York

     or to such  other  address as the  addressee  party  shall have  previously specified in writing to the other.

     (b) Notice of  Termination.  Except in the case of death of the  Executive, any termination of the Executives  employment  hereunder prior to the expiration of the Term  pursuant to Section 7,  whether by the  Executive  or the  Company, shall  be  effected  only by a  written  notice  given  to the  other  party  in accordance  with  this  Section  15("Notice  of  Termination").  Any  Notice  of
Termination shall (i) indicate the specific  termination  provision in Section 7 relied  upon,  (ii)  in the  case of a  termination  for  Cause,  set  forth  in reasonable  detail  the facts and  circumstances  claimed to provide a basis for such  termination  and (iii) specify the effective  date of such  termination of employment (the "Date of Termination"), which shall not be less 10 days nor more than 90 days after such  notice is given.  The failure of the  Executive  or the
Company to set forth in any Notice of Termination any fact or circumstance which contributes  to a showing of Cause shall not waive any right of the Executive or the Company  hereunder or preclude the  Executive or the Company from  asserting such fact or circumstance  in enforcing the Executive's or the Company's  rights hereunder.

     16.  Indemnification.   The  Company  shall  indemnify  and  hold  harmless
Executive  to the full  extent  required  by law.  To the extent that any of the
Company's  officers or  directors  are  covered by or benefit  from one or more,
Director and Officers' liability insurance policies, the Executive shall also be covered by or benefit from such policy or policies.

     17. No Attachment.  Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation,  commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment,  levy or similar  process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect;  provided,  however,  that  nothing  in this  Section 17 shall preclude the  assumption of such rights by executors,  administrators,  or other legal  representatives  of the  Executive or his estate or their  assigning  any rights hereunder to the person or persons entitled thereto.

     18.  Binding  Agreement.  This  Agreement  shall be binding upon, and shall inure to the benefit of, the Executive and the Company and, as permitted by this
Agreement,  their  respective  successors,  assigns,  heirs,  beneficiaries  and representatives.

     19. Counterparts;  Headings; Interpretation. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The underlined  Section headings  contained in this Agreement are for convenience of reference only and shall not affect the  interpretation  or  construction of any provision  hereof.  This Agreement is the result of  negotiation  and compromise between the parties hereto,  each  represented by counsel.  The fact that either party, in the course of negotiations,  agreed to an addition, deletion or change requested  by the other  party in the  language of this  Agreement  shall not be deemed an admission of fact by the party agreeing to such change.

     20.   Arbitration.   Except  as  otherwise   provided  in  Section  9,  any
controversy,  dispute or claim  arising out of, or  relating  to this  Agreement and/or its interpretation  shall be settled by binding  arbitration in New York,
New York in accordance  with the Rules of the American  Arbitration  Association for employment  disputes then in effect.  The award rendered by the  arbitrators shall be final and  judgment  may be entered  upon the award in any court having jurisdiction.  If any legal proceeding and/or  arbitration is brought to enforce or  interpret  the  terms  of this  Agreement,  each  party  shall  bear its own attorney's  fees,  costs,  and necessary  disbursements in such legal proceeding and/or arbitration except as otherwise provided herein.

     21. General Provisions.

     (a)  Non-Assignment.  The  Executive's  rights and  obligations  under this
Agreement  shall not be  transferable  by  assignment  or  otherwise,  nor shall
Executive's  rights be subject to  encumbrance or to the claims of the Company's creditors.  Nothing in this  Agreement  shall prevent the  consolidation  of the
Company,  with or its merger  into,  any other  corporation,  or the sale by the
Company of all or  substantially  all of its  property or assets.  However,  the rights of the Executive  hereunder shall be enforceable against any successor to the Company, and the rights of the Company hereunder shall benefit any successor to the Company.

     (b)  Entire  Agreement;  Amendments.  This  Agreement  and  the  rights  of
Executive with respect to the obligations and benefits of employment  recited in this Agreement,  constitute the entire  Agreement  between the parties hereto in respect of the  employment of the Executive by the Company and supersede any and all other  agreements  either oral or in writing between the parties hereto with respect to the  employment  of the  Executive.  No  amendment  or waiver of this
Agreement  or any  provision  hereof shall be  effective  unless  contained in a writing executed by the party against whom such amendment or waiver is asserted, and in the case of the Company, by its duly authorized officer.

     (c)  Divisible.  The  provisions  of this  Agreement  shall be  regarded as divisible,  and if any of said  provisions  or any part  there  of are  declared invalid or unenforceable by a court of competent jurisdiction,  the validity and enforceability  of the  remainder of such  provisions  or parts there of and the applicability there of shall not be affected thereby.

     (d) Governing Law. The validity, interpretation, performance and nforcement of this Agreement shall be governed  exclusively by the laws of the State of New
York, without regard to principles of conflicts of laws thereof.

     (e) Construction. Throughout this Agreement, the singular shall include the plural, and the plural shall include the singular,  and the masculine and neuter shall include the feminine, wherever the context so requires.

     (f) Text to Control.  The headings of paragraphs  and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

     (g)  Authority.  The  officer  executing  this  Agreement  on behalf of the
Company has been  empowered  and  directed to do so by the Board of Directors of the Company.

     IN WITNESS  WHEREOF,  the  Company  and the  Executive  hereby  voluntarily execute this Agreement,  as of the date first above written,  after  arms-length negotiations, with the full intention to be mutually bound by the terms hereof.

                        FOR THE COMPANY:
                        MEDIX RESOURCES, INC.

                        By:
                           ------------------
                              John R. Prufeta
                              President & CEO

                        THE EXECUTIVE:

                        By:
                           ----------------------
                           ----------------------
                           ----------------------

                                                                       Exhibit A
                                 JOB DESCRIPTION

-----------------------------------------------------------------------------------

RESPONSIBILITIES
----------------

(To be completed)

                                                                       Exhibit B

                                 2002 Bonus Plan

                                 To be determined

     The Company  will  endeavor to pay all  eligible  bonus  amounts  after the fiscal year close but before the end of calendar first quarter.

                                                                      Exhibit C

                           2002 Incentive Stock Options
              -------------------------------------------------------

Incentive Stock    Exercise     Expiration      Vesting Requirements
Options             Price          Date
 -----------------------------------------------------------------------------
                                              o  62,500 vests in 6 months or
   ~125,000         $.70         5 Years         9/8/2002

                                              o  The remaining 62,500 option
                    (Grant                       shares will vest 12 (twelve)
                    date of                      months or 3/8/2003.
                   3/8/2002)
 -----------------------------------------------------------------------------